UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2009

UDR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(720) 283-6120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 1, 2009, the Board of Directors of UDR, Inc. (the "Company"), approved the Company’s Amended and Restated Bylaws (as amended through April 1, 2009). The Amended and Restated Bylaws (as amended through April 1, 2009) include amendments to Section 2.3 regarding information to be provided to the Company by stockholders requesting a special meeting of stockholders, Section 2.10 regarding procedural, informational and other requirements relating to stockholder proposals at stockholder meetings, Section 2.11 regarding procedural, informational and other requirements relating to nominations of persons for election to the Company’s Board of Directors, and Section 7.1 regarding the indemnification rights of indemnitees under Article VII of the Amended and Restated Bylaws. A copy of the Company’s Amended and Restated Bylaws (as amended through April 1, 2009) is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No. - Description
-------------------------------------------------------------------------------------

3.1 - Amended and Restated Bylaws (as amended through April 1, 2009).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

April 1, 2009	By:	David L. Messenger

Name: David L. Messenger
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws (as amended through April 1, 2009).